UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g) of the
of the Securities Exchange Act of 1934

Cree, Inc.*
(Exact name of registrant as specified in its charter)

North Carolina	56-1572719
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
4600 Silicon Drive, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.00125 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:
None

* The Registrant is currently named Cree, Inc. Prior to the consummation of the Listing Transfer (as defined in this Form 8-A), the Registrant plans to change its name to “Wolfspeed, Inc.”

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by Cree, Inc., a North Carolina corporation (the “Company”), in connection with the transfer of the listing of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), from The Nasdaq Stock Market LLC to the New York Stock Exchange (the “Listing Transfer”). The Company plans to change its name from “Cree, Inc.” to “Wolfspeed, Inc.” prior to the consummation of the Listing Transfer. The Common Stock will trade on the New York Stock Exchange under the trading symbol “WOLF.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Securities to be Registered.
The description of the Common Stock as set forth in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2019 (File No. 000-21154) is hereby incorporated by reference.

Item 2.	Exhibits.
None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CREE, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: September 30, 2021